UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Labopharm inc.
(Exact name of registrant as specified in charter)

Québec, Canada (State or other jurisdiction of incorporation)	Not Applicable (IRS employer identification no.)

480 Armand-Frappier Blvd. Laval, Québec, Canada (Address of principal executive offices)	H7V 4B4 (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered None	Name of Each Exchange on Which Each Class is to be Registered Not Applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-133351
Securities to be registered pursuant to Section 12(g) of the Act:
Common Shares, without par value
(Title of Class)

Item 1.   Description of Registrant’s Securities to be Registered.
     A description of the Common Shares to be registered hereunder is contained in the registrant’s registration statement on Form F-10 (File No. 333-133351), filed with the Securities and Exchange Commission on April 18, 2006 as the same may be amended from time to time, and such information is incorporated by reference herein.
Item 2.   Exhibits.

Exhibit No.	Description
1	Registrant’s registration statement on Form F-10 (incorporated by reference to the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

2	Certificate of Incorporation of Labopharm inc., as amended

3	By-laws of Labopharm inc., as amended

4	Annual Information Form of the registrant for the year ended December 31, 2005, dated March 30, 2006 (incorporated by reference to Exhibit 4.1 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

5	Management Proxy Circular dated March 20, 2006 in connection with the annual meeting of shareholders of the registrant to be held on May 4, 2006 (incorporated by reference to Exhibit 4.2 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

6	Audited Comparative Financial Statements of the registrant, including the notes thereto, for the fiscal year ended December 31, 2005 together with the Auditor’s Report thereon as refilled on April 18, 2006, prepared in accordance with Canadian GAAP and including a reconciliation of the significant differences between Canadian GAAP and U.S. GAAP (incorporated by reference to Exhibit 4.3 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

7	Management’s Discussion and Analysis contained in registrant’s Annual Report for the fiscal year ended December 31, 2005 (incorporated by reference to Exhibit 4.4 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

8	Consent of Ernst & Young LLP (incorporated by reference to Exhibit 5.1 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

9	Powers of Attorney (incorporated by reference to Exhibit 6.1 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LABOPHARM INC.
Date: April 25, 2006	By:	/s/ James R. Howard-Tripp
James R. Howard-Tripp
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1	Registrant’s registration statement on Form F-10 (incorporated by reference to the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

2	Certificate of Incorporation of Labopharm inc., as amended

3	By-laws of Labopharm inc., as amended

4	Annual Information Form of the registrant for the year ended December 31, 2005, dated March 30, 2006 (incorporated by reference to Exhibit 4.1 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

5	Management Proxy Circular dated March 20, 2006 in connection with the annual meeting of shareholders of the registrant to be held on May 4, 2006 (incorporated by reference to Exhibit 4.2 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

6	Audited Comparative Financial Statements of the registrant, including the notes thereto, for the fiscal year ended December 31, 2005 together with the Auditor’s Report thereon as refilled on April 18, 2006, prepared in accordance with Canadian GAAP and including a reconciliation of the significant differences between Canadian GAAP and U.S. GAAP (incorporated by reference to Exhibit 4.3 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

7	Management’s Discussion and Analysis contained in registrant’s Annual Report for the fiscal year ended December 31, 2005 (incorporated by reference to Exhibit 4.4 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

8	Consent of Ernst & Young LLP (incorporated by reference to Exhibit 5.1 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)

9	Powers of Attorney (incorporated by reference to Exhibit 6.1 of the registrant’s Form F-10 (File No. 333-133351) filed on April 18, 2006)